Exhibit 99.1

XL Fleet Appoints Donald Klein as Chief Financial Officer

Accomplished senior executive with over 25 years of public company finance & accounting experience

Strong industry experience and track-record of execution in complex operating environments

BOSTON, April 12, 2022 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of fleet electrification solutions, today announced that Donald P. Klein has been appointed Chief Financial Officer of XL Fleet, effective April 11, 2022.

Mr. Klein is a seasoned finance executive with extensive accounting, analysis, and public reporting experience. He is an influential leader and trusted business partner with a strong track-record of accomplishments, focus and business acumen. Mr. Klein replaces Chris Goldner, who was appointed as the Company’s interim Chief Financial Officer in February 2022.

“I am excited to welcome Don to the leadership team at XL Fleet,” said Eric Tech, Chief Executive Officer of XL Fleet. “I had the privilege of working with Don in the past and have complete confidence in his ability to lead XL Fleet’s finance organization as we execute on our strategy and deliver value to all stakeholders. Don’s significant public company finance experience, combined with highly relevant industry and accounting experience, will serve invaluable to us. His forward-thinking mindset and operating expertise makes him uniquely qualified to join our leadership team. I look forward to his contributions to our success and growth over the long-term.”

Prior to joining XL Fleet, Mr. Klein served as Chief Financial Officer of Power Solutions International Inc. (“Power Solutions”), a publicly traded company and leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. Mr. Klein joined Power Solutions in 2018 and has held various senior leadership positions including Principal Accounting Officer and most recently, Chief Financial Officer.

Previously, he served as Assistant Corporate Controller at Littelfuse, Inc. (NASDAQ: LFUS), a publicly traded company and global manufacturer of leading technologies in circuit protection, power control and sensing. Prior to that, from 2008 to 2017, Mr. Klein served in various positions of increasing responsibility within finance and accounting, including as Assistant Corporate Controller, at then publicly traded Navistar International Corporation, a global manufacturer of commercial and military trucks, school buses, diesel engines and provider of service parts for trucks and diesel engines. Prior to Navistar, he worked for then publicly traded Hewitt Associates as Manager of External Reporting and at Ernst & Young LLP as a senior manager of assurance and advisory services. Mr. Klein earned a Bachelor’s of Business Administration degree, majoring in accounting, from the University of Wisconsin and is a Certified Public Accountant.

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About XL Fleet

XL Fleet is accelerating decarbonization with energy efficiency solutions for businesses and is a leading provider of vehicle electrification solutions for commercial and municipal fleets in North America. With more than 180 million miles driven by customers such as The Coca-Cola Company and Verizon, XL Fleet’s hybrid electric drive systems can increase fuel economy and reduce carbon dioxide emissions, which are key components for customer sustainability programs. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones, including the ongoing global microchip shortage and limited availability of chassis from vehicle OEMs and our reliance on our suppliers; the effects of competition on the Company’s future business; the availability of capital; supply chain issues including the lack of available components and/or inflationated component prices, including with respect to batteries, solar panels, and other critical components, and the other risks discussed under the heading “Risk Factors” in the Company’s current report on Form 10-K filed on March 1, 2022, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

XL Fleet Media Contact:

PR@xlfleet.com

XL Fleet Investor Contact:

xlfleetIR@icrinc.com